Exhibit 21.1
Subsidiaries of Talen Energy Corporation
The following is a list of the subsidiaries of Talen Energy Corporation as of June 20, 2024.

Name	Jurisdiction

Brandon Shores Battery Storage LLC	Delaware

Brandon Shores LLC	Delaware

Brunner Island, LLC	Delaware

Brunner Island Services, LLC	Pennsylvania

Camden Plant Holding, L.L.C.	Delaware

Colstrip Comm Serv, LLC	Delaware

Cumulus Battery Storage Holdings LLC	Delaware

Cumulus Coin LLC	Delaware

Cumulus Coin Holdings LLC	Delaware

Cumulus Compute Holdings LLC	Delaware

Cumulus Data LLC	Delaware

Cumulus Data Holdings LLC	Delaware

Cumulus Digital LLC	Delaware

Cumulus Digital Holdings LLC	Delaware

Cumulus Growth Holdings LLC	Delaware

Cumulus Real Estate Holdings LLC	Delaware

Cumulus Renewables Holdings LLC	Delaware

Cumulus Texas Renewables LLC	Delaware

Dartmouth Plant Holding, LLC	Delaware

Dartmouth Power Associates Limited Partnership	Massachusetts

Dartmouth Power Generation, L.L.C.	Delaware

Dartmouth Power Holding Company, L.L.C.	Delaware

Elmwood Park Power, LLC	Delaware

Fort Armistead Road – Lot 15 Landfill, LLC	Delaware

H.A. Wagner LLC	Delaware

Holtwood, LLC	Delaware

Lady Jane Collieries, Inc.	Pennsylvania

Liberty View Power, L.L.C.	Delaware

LMBE Project Company LLC	Delaware

Lower Mount Bethel Energy, LLC	Delaware

Martins Creek, LLC	Delaware

MC OpCo LLC	Delaware

MC Project Company LLC	Delaware

Montana Growth Holdings LLC	Delaware

Montour, LLC	Delaware

Montour Services, LLC	Pennsylvania

Morris Energy Operations Company, LLC	Delaware

Newark Bay Cogeneration Partnership, L.P.	New Jersey

Newark Bay Holding Company, L.L.C.	Delaware

Noria Hondo Solar LLC	Delaware

NorthEast Gas Generation Holdings, LLC	Delaware

Pennsylvania Mines, LLC	Delaware

Raven FS Property Holdings LLC	Delaware

Raven Lot 15 LLC	Delaware

Raven Power Finance LLC	Delaware

Raven Power Fort Smallwood LLC	Delaware

Raven Power Generation Holdings LLC	Delaware

Raven Power Group LLC	Delaware

Raven Power Property LLC	Delaware

RMGL Holdings LLC	Delaware

Sapphire Power Generation Holdings LLC	Delaware

Silverthorn Solar LLC	Delaware

Susquehanna Nuclear, LLC	Delaware

Talen Conemaugh LLC	Delaware

Talen Energy Marketing, LLC	Pennsylvania

Talen Energy Services Group, LLC	Delaware

Talen Energy Services Holdings, LLC	Delaware

Talen Energy Supply, LLC	Delaware

Talen Generation, LLC	Delaware

Talen KeyCon Holdings LLC	Delaware

Talen Keystone LLC	Delaware

Talen Land Holdings, LLC	Pennsylvania

Talen MCR Holdings LLC	Delaware

Talen Montana, LLC	Delaware

Talen Montana Holdings, LLC	Delaware

Talen NE LLC	Delaware

Talen Technology Ventures LLC	Delaware

Talen Treasure State, LLC	Delaware

The Riverlands Recreation Area LLC	Delaware

Wagner Battery Storage Two LLC	Delaware

York Plant Holding, LLC	Delaware
3